Exhibit 32.1

Written Statement of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of American Financial Realty Trust (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the three and nine months ended September 30, 2005 filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ NICHOLAS S. SCHORSCH
Nicholas S. Schorsch
Vice Chairman of the Board of Trustees,
President and Chief Executive Officer
(Principal Executive Officer)

November 7, 2005